Exhibit 99.3

Pintec Technology Holdings Limited

16, 2/F East Gate, Pacific Century Place

No. A2 Gongti North Road

Chaoyang District, Beijing

People’s Republic of China

+86 (10) 8564-3600

January 31, 2018

Confidential

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:                             Pintec Technology Holdings Limited

Dear Sir/Madam,

The undersigned, Pintec Technology Holdings Limited, a foreign private issuer organized under the laws of the Cayman Islands (the “Company”), is submitting this letter in connection with the Company’s confidential submission on the date hereof of its revised draft registration statement on Form F-1 (the “Revised Draft Registration Statement”) relating to a proposed initial public offering in the United States of the Company’s ordinary shares to be represented by American depositary shares via EDGAR to the Securities and Exchange Commission (the “Commission”) for confidential review pursuant to the Jumpstart Our Business Startups Act of 2012.

The Company has included its audited consolidated financial statements as of December 31, 2016 and for the year ended December 31, 2016 in the Revised Draft Registration Statement.

The Company respectfully requests that the Commission waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering, the Registration Statement on Form F-1 must contain audited financial statements of a date not older than 12 months from the date of the offering unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.”

In connection with this waiver request, the Company represents to the Commission that:

1. The Company is not currently a public reporting company in any jurisdiction.

2. The Company is not required by any jurisdiction outside the United States to prepare, and has not prepared, consolidated financial statements audited under any generally accepted auditing standards for any interim period.

3. Compliance with Item 8.A.4 of Form 20-F at present which nears the end of the Company’s latest fiscal year, is impracticable and involves undue hardship for the Company.

4. The Company does not anticipate that its audited financial statements for the year ended December 31, 2017 will be available until March 2018.

5. In no event will the Company seek effectiveness of its Registration Statement on Form F-1 if its audited financial statements are older than 15 months at the time of the offering.

The Company will file this letter as an exhibit to the Registration Statement on Form F-1 pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

Very truly yours,

Pintec Technology Holdings Limited

/s/ Steven Yuan Ning Sim
By:	Steven Yuan Ning Sim
Title:	Chief Financial Officer